UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2015

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 11, 2015, Visteon Corporation (the “Company”) approved the departure from the Company of Mr. Michael J. Widgren, the Senior Vice President, Corporate Controller and Chief Accounting Officer, effective as of June 12, 2015.

Mr. Widgren will receive the benefits as provided under his Change in Control Agreement, the 2012 Visteon Executive Severance Plan and other existing plans of the Company, as substantially described in the Company’s 2015 proxy statement.

(c) On June 11, 2015, the Company appointed Ms. Stephanie Marianos as the Chief Accounting Officer of the Company effective as of June 11, 2015. Ms. Marianos will receive an annual base salary of $240,000 and be eligible for awards under the Company’s annual incentive bonus and long-term incentive programs at target opportunities of 35% and 65% of her annual base salary, respectively. Ms. Marianos will continue participate in the other existing plans and benefit programs of the Company.

Stephanie S Marianos has been Visteon’s Chief Accounting Officer since June 11, 2015 and Assistant Corporate Controller since July 2014. Prior to that, she was Associate Director, Corporate Finance since May 2012, Associate Director, Corporate Accounting since April 2008 and Senior Manager, Corporate Accounting since joining the Company in September 2005. Before joining Visteon, she was an independent accounting consultant serving manufacturing, insurance and health care companies. Ms. Marianos began her career at Ernst & Young LLP and is a certified public accountant.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of the Company was held on June 11, 2015.

(b) At the annual meeting, the stockholders elected the Company’s ten nominees for director to serve for a one-year term beginning at the 2015 annual meeting and expiring at the 2016 annual meeting of stockholders. The stockholders also ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015, approved the Company’s executive compensation, approved amendments to the 2010 Incentive Plan, and approved a non-binding shareholder proposal relating to proxy access. The Company’s non-binding proposal relating to proxy access was not approved at the meeting. The final voting results are set forth below.

(1)	Election of directors (majority voting):

Nominee	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
Duncan H. Cocroft	31,496,481	232,459	18,585	5,460,220
Jeffrey D. Jones	31,657,908	70,894	18,723	5,460,220
Timothy D. Leuliette	31,716,206	12,254	19,065	5,460,220
Joanne M. Maguire	31,705,412	23,442	18,671	5,460,220
Robert J. Manzo	31,374,969	353,877	18,679	5,460,220
Francis M. Scricco	31,719,354	9,427	18,744	5,460,220
David L. Treadwell	31,488,425	240,379	18,721	5,460,220
Harry J. Wilson	31,563,318	57,485	126,722	5,460,220
Rouzbeh Yassini-Fard	31,718,632	9,877	19,016	5,460,220
Yuen Kam Ho, George	31,591,601	137,068	18,856	5,460,220

(2)	Ratification of the appointment of Ernst & Young LLP:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
36,185,920	1,006,269	15,556	N/A

(3)	Provide advisory approval of the Company’s executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
30,716,547	413,160	617,818	5,460,220

(4)	Approve amendments to the Visteon Corporation 2010 Incentive Plan:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
30,788,722	342,481	616,322	5,460,220

(5)	Approve the Company’s non-binding proposal relating to proxy access:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
6,584,307	24,546,934	616,284	5,460,220

(6)	Consideration of a stockholder’s proposal relating to proxy access:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
23,553,248	7,574,138	620,139	5,460,220

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

On June 11, 2015, the Board of Directors of the Company re-appointed Mr. Francis M Scricco as the non-executive Chairman of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: June 15, 2015	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel